Exhibit 99.1

JOINT FILING AGREEMENT

November 27, 2017

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing with the Securities and Exchange Commission on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the beneficial ownership of Class A Common Stock, par value $0.01 per share of Evolent Health, Inc., and further agree that this Joint Filing Agreement shall be included as an exhibit to such filing.

The undersigned further agrees that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided however, that no party is responsible for the completeness or accuracy of the information concerning the other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

Date: November 27, 2017

UnitedHealth Group Incorporated

By:	/s/ Dannette L. Smith
Name:	Dannette L. Smith
Title:	Secretary to the Board of Directors

The Advisory Board Company

By:	/s/ Robert W. Musslewhite
Name:	Robert W. Musslewhite
Title:	Chief Executive Officer

ANNEX A

DIRECTORS AND EXECUTIVE OFFICERS

UNITEDHEALTH GROUP INCORPORATED

The following sets forth the name, position and principal occupation of each director and executive officer of UnitedHealth Group Incorporated. Other than Glenn M. Renwick, who is a citizen of New Zealand and Andrew P. Witty and Rodger A. Lawson, who are citizens of the United Kingdom, each director and executive officer is a citizen of the United States. The business address of each director and executive officer is c/o UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343. To the best of UnitedHealth Group Incorporated’s knowledge, none of its directors or executive officers beneficially owns any shares of Class A Common Stock of the Issuer and none of its directors or executive officers has engaged in any transactions in the shares of such Class A Common Stock during the past 60 days.

Directors	Principal Occupation

William C. Ballard, Jr.	Former Of Counsel Bingham Greenebaum Doll LLP

Richard T. Burke	Lead Independent Director UnitedHealth Group

Timothy P. Flynn	Retired Chairman KPMG International

Stephen J. Hemsley	Executive Chairman UnitedHealth Group

Michele J. Hooper	President and Chief Executive Officer The Directors’ Council

Rodger A. Lawson	Executive Chairman E*TRADE Financial Corporation and Retired President and Chief Executive Officer Fidelity Investments — Financial Services

Valerie Montgomery Rice, M.D.	President and Dean Morehouse School of Medicine

Glenn M. Renwick	Chairman The Progressive Corporation

Kenneth I. Shine, M.D.	Retired Executive Vice Chancellor for Health Affairs The University of Texas System

David S. Wichmann	Chief Executive Officer UnitedHealth Group

Gail R. Wilensky, Ph.D.	Senior Fellow Project HOPE

Andrew P. Witty	Former Chief Executive Officer GlaxoSmithKline Chancellor University of Nottingham

Executive Officers	Title

David S. Wichmann	Chief Executive Officer

John F. Rex	Executive Vice President and Chief Financial Officer

Larry C. Renfro	Vice Chairman of UnitedHealth Group and Chief Executive Officer of Optum, Inc.

Thomas E. Roos	Senior Vice President and Chief Accounting Officer

Marianne D. Short	Executive Vice President and Chief Legal Officer

D. Ellen Wilson	Executive Vice President, Human Capital

THE ADVISORY BOARD COMPANY

The following sets forth the name, position and principal occupation of each director and executive officer of The Advisory Board Company. Each director and executive officer is a citizen of the United States. The business address of each director and executive officer is c/o UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota 55343. To the best of The Advisory Board Company’s knowledge, none of its directors or executive officers beneficially owns any shares of Class A Common Stock of the Issuer and none of its directors or executive officers has engaged in any transactions in the shares of such Class A Common Stock during the past 60 days.

Directors	Principal Occupation

Robert W. Musslewhite	Chief Executive Officer, Director — The Advisory Board Company

Eric D. Murphy	Director — The Advisory Board Company

Executive Officers	Title

Robert W. Musslewhite	Chief Executive Officer

Mark Flakne	Chief Financial Officer

Elizabeth A. Soderberg	Secretary